         As filed with the Securities and Exchange Commission on April 24, 2000
                                                                Registration No.
333-_________

===============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                                  ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                            ---------------------------

                        TCI SATELLITE ENTERTAINMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                     84-1299995
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                             7600 EAST ORCHARD ROAD
                                 SUITE 330-SOUTH
                            ENGLEWOOD, COLORADO 80111
               (Address of Principal Executive Offices) (Zip Code)

                        TCI SATELLITE ENTERTAINMENT, INC.
                   1997 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                                 GARY S. HOWARD
                        TCI SATELLITE ENTERTAINMENT, INC.
                             7600 EAST ORCHARD ROAD
                                 SUITE 330-SOUTH
                            ENGLEWOOD, COLORADO 80111
                     (Name and address of agent for service)

                                 (303) 268-5440
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
            TITLE OF EACH CLASS OF                     AMOUNT         PROPOSED           PROPOSED       AMOUNT OF
                  SECURITIES                            TO BE          MAXIMUM           MAXIMUM       REGISTRATION
               TO BE REGISTERED                      REGISTERED (1)   OFFERING          AGGREGATE          FEE
                                                                        PRICE           OFFERING
                                                                      PER SHARE (2)     PRICE (2)
            ----------------------                   --------------   -------------     ---------      ------------

Series A Common Stock, par value $1.00
per share                                         500,000 SHARES       $9.625            $4,812,500         $1,271
===================================================================================================================


         (1) PURSUANT TO RULE 416(a) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THIS REGISTRATION STATEMENT SHALL BE DEEMED TO COVER ADDITIONAL SECURITIES THAT MAY BE OFFERED OR ISSUED TO PREVENT DILUTION RESULTING FROM STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR TRANSACTIONS.

         (2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(h) AND RULE 457(c) OF THE ACT ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW SALES PRICES REPORTED ON THE OTC BULLETIN BOARD ON APRIL 17, 2000.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information specified in Part I of this Form will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         TCI Satellite Entertainment, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 000-21317):

         (i) The Company's registration statement on Form 10, as amended by Form 10/A (Amendments No. 1, 2 and 3).

         (ii) The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

         (iii)    The Company's Current Report on Form 8-K, dated March 22,
                  2000.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

         Article V, Section E of the Company's Restated Certificate of Incorporation provides as follows:

         "1.      LIMITATION ON LIABILITY.

                  To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

         2.       INDEMNIFICATION.

                  (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this

                  Section E. The Corporation shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                  (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

                  (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

                  (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                  (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

         3.       AMENDMENT OR REPEAL.

                  Any amendment, modification or repeal of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal."

         Article II, Section 2.9 of the Company's Amended and Restated Bylaws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Company, to the fullest extent provided by the laws of the State of Delaware and the Company's Restated Certificate of Incorporation, as then or thereafter in effect.

         Certain officers of the Company, who were officers and directors of Tele-Communications, Inc. ("TCI") and/or TCI Communications, Inc. ("TCIC"), prior to the distribution of the Company's

Series A Common Stock and Series B Common Stock to holders of
Tele-Communications, Inc. Series A TCI Group Common Stock and
Tele-Communications, Inc. Series B TCI Group Common Stock, respectively, on December 4, 1996 received undertakings of indemnification from TCI and/or TCIC. Such undertakings of indemnification have been assumed by AT&T Broadband, LLC.

         The Company has and may continue to purchase liability insurance policies covering its directors and officers.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form 10, as amended by Form 10/A (Amendments No. 1, 2 and 3) (Commission File No. 000- 21317)).

         4.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 000-21317)).

         4.3 Specimen Stock Certificate for Series A Common Stock, par value $1.00 per share, of the Company (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form 10, as amended by Form 10/A (Amendments No. 1, 2 and 3) (Commission File No. 000-21317)).

         4.4 TCI Satellite Entertainment, Inc. 1997 Non employee Director Stock Option Plan.

         4.5      Form of Option Agreement.

         5        Opinion of Baker Botts L.L.P.

         23.1     Consent of Baker Botts L.L.P. (included in Exhibit 5).

         23.2     Consent of KPMG LLP.

         24       Power of Attorney (included herein on page II-8).

ITEM 9.           UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on

April 24, 2000.

                                  TCI SATELLITE ENTERTAINMENT, INC.

                                  By:     /s/ KENNETH G. CARROLL
                                          ----------------------
                                  Name:   Kenneth G. Carroll
                                  Title:  Senior Vice President,
                                          Chief Financial Officer
                                          and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary S. Howard, Kenneth G. Carroll and Marc Leaf, Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

               SIGNATURE                                TITLE                                    DATE
               ---------                                -----                                    ----
 /S/ GARY S. HOWARD                     Chief Executive Officer                             April 17, 2000
-----------------------
(Gary S. Howard)                        (Principal Executive Officer);
                                        Director

/s/ JOHN C. MALONE                      Chairman of the Board and                           April 24, 2000
-----------------------
(John C. Malone)                        Director

 /s/ DAVID P. BEDDOW                    Director                                            April 10, 2000
 ----------------------
(David P. Beddow)

 /S/ JOHN W. GODDARD                    Director                                            April 10, 2000
-----------------------
(John W.  Goddard)

 /s/ LEO J. HINDERY                     Director                                            April 24, 2000
-----------------------
(Leo J. Hindery)

 /s/ WILLIAM E. JOHNSON                 Director                                            April 24, 2000
-----------------------
(William E. Johnson)

 /s/ KENNETH G. CARROLL                 Senior Vice President,                              April 24, 2000
 ----------------------                 Chief Financial Officer and
(Kenneth G. Carroll)                    Treasurer (Principal Financial
                                        and Accounting Officer)

                                INDEX TO EXHIBITS

         Exhibit

         NUMBER            DESCRIPTION
         ------            -----------

         4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form 10, as amended by Form 10/A (Amendments No. 1, 2 and 3) (Commission File No. 000-21317)).

         4.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 000-21317)).

         4.3 Specimen Stock Certificate for Series A Common Stock, par value $1.00 per share, of the Company (incorporated herein by reference to Exhibit 4.1 of the Company's Registration Statement on Form 10, as amended by Form 10/A (Amendments No. 1, 2 and 3) (Commission File No. 000-21317)).

         4.4               TCI Satellite Entertainment, Inc. 1997
                           Nonemployee Director Stock Option Plan.

         4.5               Form of Option Agreement.

         5         Opinion of Baker Botts L.L.P.

         23.1      Consent of Baker Botts L.L.P. (included in Exhibit 5).

         23.2      Consent of KPMG LLP.

         24        Power of Attorney (included herein on page II-8).